Exhibit 10.150
                                                                  --------------

                              SUBLICENSE AGREEMENT

         This Sublicense Agreement (the "Agreement") is entered into and made effective this 28 day of _June__, 2004, (the "EFFECTIVE DATE") between, Calypte Biomedical Corporation, a Delaware corporation, whose principal place of business is at 1265 Harbor Bay Parkway, Alameda, California 94502 (hereinafter referred to as "CALYPTE") and Abbott Laboratories, an Illinois corporation, whose principal place of business is at 100 Abbott Park Road, Abbott Park, Illinois 60064-3500 (hereinafter referred to as "ABBOTT").

         For and in consideration of the mutual promises and covenants set forth below, CALYPTE and ABBOTT agree as follows:

         1.0 DEFINITIONS.

         1.1 "AFFILIATE" shall mean any corporation or other business entity controlled by, controlling or under common control with the recited entity. For this purpose "control" shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock of, or more than fifty percent (50%) interest in the income of such corporation or other business entity and the ability to direct the conduct of its business affairs on a regular basis.
1.2 "AUTHORIZED RETAILER" shall mean any person or entity which is not an AFFILIATE who sells only to a CONSUMER.

         1.3 "CONSUMER" shall mean a final purchaser of a PRODUCT who purchases for the purpose of diagnosis of themselves or their friends or family. 1.4 "EXCLUDED ENTITY" shall mean, Inverness Medical, OraSure Technologies, Bayer, Beckman Coulter or their Affiliates, successors or assigns.

         1.5 "FIELD" shall mean human in vitro diagnostics.

                                       1

   Confidential treatment has been requested with respect to portions of this document.

          1.6 "LICENSED PATENT(S)" shall mean United States Patent Nos. 5,073,484, 5,654,162 and 6,020,147; any patents resulting from a reexamination or reissue from any of the foregoing patents; and any patents, whether issued in the United States or any other country, which result from an application, whether a continuation, continuation-in-part, division, foreign equivalent or any other type, claiming priority from US Application Serial Nos. 356,459; 467,229; 607,794; 891,932; 574,607; and/or 891,864 to Swanson, et al. and/or
Guire, et al., including but not limited to the patent applications set forth in Appendix A.

         1.7 "PRODUCT(S)" shall mean any product, device, instrument, kit, or component thereof, the making, using, importing, or selling of which would, in the absence of the sublicense granted hereunder, infringe, contribute to the infringement of, or induce the infringement of any claim of a LICENSED PATENT.

         1.8 (a) "NET SALES" shall equal an amount calculated, unless otherwise specified in this Section 1.8, using, as elected by CALYPTE, one of the following alternative methods: (i) the amount charged by an AUTHORIZED RETAILER for the sale to a CONSUMER of the PRODUCT sold by CALYPTE or one of its
AFFILIATES in the United States of America, or (ii) an amount equal to 1.67 times the amount charged by CALYPTE or one of its AFFILIATES to an unaffiliated party for the sale of the PRODUCT to a CONSUMER in the United States of America; provided, however, when a PRODUCT is sold by CALYPTE or one of its AFFILIATES in the same geographic market to both AUTHORIZED RETAILERS and WHOLESALERS the amount charged to the AUTHORIZED RETAILERS shall be used as the amount charged to both AUTHORIZED RETAILERS and WHOLESALERS in calculating this Section 1.8(a)(ii) the NET SALES for such sales. CALYPTE shall have the right to subtract from the NET SALES of a PRODUCT, each of the following, to the extent they are applicable to the sale of the PRODUCT, an amount equal to: (1) discounts to in (i) above Consumers and in (ii) above the unaffiliated party allowed and taken in connection with the sale of the PRODUCT, (2) transportation

                                       2

   Confidential treatment has been requested with respect to portions of this document.

or shipping charges included in (i) above in the amount charged to the Consumers and in (ii) above in the amount charged to the unaffiliated party, (3) amounts repaid, credited or rebated by CALYPTE or one of its AFFILIATES in (i) above to Consumers and in (ii) above to the unaffiliated party due to a rejection or return of the PRODUCT, and (4) taxes and duties included in the amount charged in (i) above to Consumers and in (ii) above to the unaffiliated party. (The foregoing are hereinafter collectively referred to as the "Deductions".) Samples of PRODUCTS provided free of charge and PRODUCTS used for research and development programs, or government or regulatory purposes, or preclinical, clinical and field trials, shall also be excluded in determining NET SALES.

                  (b) When a PRODUCT is sold by CALYPTE or one of its AFFILIATES to a purchaser with which the seller does not deal at arms length, the NET SALES for that PRODUCT shall equal an average of the NET SALES, as calculated by CALYPTE using Section 1.8(a) above, for similar PRODUCTS sold, within the same calendar quarter as the PRODUCT, to unaffiliated purchasers in arms length transactions who are in the same geographic market and class of purchasers as the non-arms length purchaser.

                  (c) When a PRODUCT is not sold, and is not a free replacement or sample, but is OTHERWISE DISPOSED OF (as defined in Section 1.10 below), the NET SALES of that PRODUCT shall equal an average of the NET SALES, as calculated by CALYPTE using Section 1.8(a) above, for similar PRODUCTS sold, within the same calendar quarter as the PRODUCT that is OTHERWISE DISPOSED OF, to unaffiliated purchasers in arms length transactions who are in the same geographic market in which the PRODUCT was OTHERWISE DISPOSED and the same class of purchasers to whom the PRODUCT was OTHERWISE DISPOSED.

                  (d) (i) When packaged with other products or assays which have commercial utility other than in combination with the PRODUCT (a "Packaged

                                       3

   Confidential treatment has been requested with respect to portions of this document.

Product"), and the PRODUCT is not separately priced, the NET SALES of that PRODUCT shall equal an amount calculated by multiplying the amount charged by CALYPTE or one of its AFFILIATES for the sale of the Packaged Product less the applicable Deductions times a fraction, the numerator of which shall be the average of the NET SALES, as calculated by CALYPTE using Section 1.8(a) above or
Section 1.8(g) below, whichever is appropriate, for similar PRODUCTS sold, without such other products or assays, within the same calendar quarter as the sale of the Packaged Product, to unaffiliated third parties located in the same geographic market in which the Packaged Product was sold, and the denominator of which shall be the average of the amounts charged, within the same calendar quarter as the sale of the Packaged Product, to unaffiliated third parties located the same geographic market in which the Packaged Product was sold less the applicable Deductions. In the event that there is no established NET SALES for the PRODUCT when sold without such other products or assays then the fraction shall be a number whose numerator shall be the average of the fully burdened costs, as established by the cost accounting records of CALYPTE, to manufacture all non packaged PRODUCTS, similar to the PRODUCT that was included in the Packaged Product, that were manufactured in the same calendar quarter in which the Packaged Product was sold and whose denominator shall be the average of the fully burdened costs to manufacture all Packaged Products similar to the Packaged Product that were manufactured in the same calendar quarter in which the Packaged Product was sold.

                           (ii) In the event  the  Packaged  Product  is sold by
CALYPTE or one of its AFFLIATES to an AUTHORIZED RETAILER or WHOLESALER and the NET SALES is calculated using Section 1.8(d)(i), it shall be multiplied by 1.67; provided, however, when a Packaged Product is sold by CALYPTE or one of its AFFILIATES in the same geographic market to both AUTHORIZED RETAILERS and WHOLESALERS the amount charged to the AUTHORIZED RETAILERS shall be used in calculating the Section 1.8(d)(i) the NET SALES for the sale of the Packaged Product to WHOLESALERS.

                                       4

   Confidential treatment has been requested with respect to portions of this document.

                  (e) In the event that a PRODUCT is incorporated into a total package in which said PRODUCT contributes only a small proportion of the value of the total package, but the adjustment set forth hereinabove in Section 1.8(d) is impractical, the parties shall negotiate in good faith to establish an equitable adjustment to the NET SALES for such PRODUCT to fairly reflect the proportion of the value of the total package contributed by the PRODUCT. However, in no case will the value be attributed to the PRODUCT which exceeds that obtained by using a factor, the numerator of which shall be the number of results obtained from the PRODUCT and the denominator of which shall be the total number of results provided by the total package.

                  (f) In the instance in which PRODUCT is increased in price to include an amount to cover amortized cost of an instrument system and/or other equipment and the cost of supplying maintenance for such system and/or equipment under a Reagent Agreement Plan, Reagent Rental Plan, or other successor or similar plan (collectively referred to herein as "RAP"), the NET SALES for such PRODUCT sold under RAP shall be determined by reducing the total NET SALES of such PRODUCT (including the total of sale of PRODUCT and instrument system RAP) by the amount of the price increase attributable to RAP, in accordance with standard CALYPTE accounting procedures actually used by CALYPTE in its usual course of business to assess the results of its operations concerning the PRODUCT which procedures shall be in accordance with generally accepted accounting principles, provided that the amount attributable to the NET SALES of the PRODUCT shall be no less than the average of the NET SALES, as calculated by CALYPTE using Section 1.8(a) above, for similar PRODUCTS sold, within the same calendar quarter as the sale of the PRODUCT sold under the RAP, to unaffiliated non-RAP customers located in the same geographic market in which the PRODUCT under the RAP was sold.

                                       5

   Confidential treatment has been requested with respect to portions of this document.

                  (g) With respect to sales of any PRODUCT whose intended user by virtue of labelling or marketing is other than a CONSUMER in the United States of America (e.g., other than an OTC PRODUCT in the USA), the NET SALES of the PRODUCT shall equal the amount charged for the PRODUCT by CALYPTE or its AFFILIATES to a non-affiliated third party, less (i) discounts allowed and taken by the non-affiliated third party, (ii) amounts for transportation or shipping included in the amount charged to the non-affiliated third party purchasers,
(iii) amounts repaid, credited or rebated to the non-affiliated third party by reason of a rejection or return of the PRODUCT, and (iv) taxes and duties included in the amount charged to the non-affiliated third party for PRODUCTS. Samples of PRODUCTS provided free of charge and PRODUCTS used for research and development programs, or government or regulatory purposes, or preclinical and clinical trials and field trials shall also be excluded in determining NET SALES.

         1.9 "OTC PRODUCT" shall mean a human in vitro diagnostics product labeled for sale or marketed to a CONSUMER.

         1.10     "OTHERWISE DISPOSED OF" shall mean and include:

                  (a) the delivery of any amount of PRODUCT, other than free replacements, nominal quantities of free samples or PRODUCTS used for research and development programs, or government or regulatory purposes, or preclinical, clinical and field trials, by CALYPTE to others in any transaction other than a sale, regardless of the basis of consideration, if any; or

                  (b) the placing into use of any PRODUCT by CALYPTE for any purpose, other than its internal routine testing or as provided in Section 1.10(a) above, provided that the scrapping or destruction of any PRODUCT shall not fall within the definition of "OTHERWISE DISPOSED OF" and no value in respect thereof shall be included in calculating the NET SALES of the PRODUCT. A PRODUCT shall be considered OTHERWISE DISPOSED OF when used or shipped by, or on behalf of, CALYPTE.

                                       6

   Confidential treatment has been requested with respect to portions of this document.

         1.11 "CALENDAR QUARTER" shall mean any period of three consecutive calendar months beginning January 1, April 1, July 1, and October 1, occurring during the term of this Agreement.

         1.12 "WHOLESALER" shall mean any person or entity to which CALYPTE sells PRODUCT for resale to an AUTHORIZED RETAILER.

         2.0 LICENSE GRANT AND RELEASE.

         2.1 Subject to the terms and conditions herein, ABBOTT hereby grants to CALYPTE and its AFFILIATES, who accepts the same, a non-exclusive, non-transferable, right and sublicense under the LICENSED PATENTS, to make, have made for its own use and sale, use, offer to sell, sell and import PRODUCT within the FIELD, with the exception that CALYPTE shall be prohibited from selling or making OTC PRODUCT for an EXCLUDED ENTITY, and to practice the methods claimed in the LICENSED PATENTS in connection with such PRODUCT, and to extend to its customers purchasing PRODUCT the right to use and sell the PRODUCT purchased and to practice the methods claimed in the LICENSED PATENTS in connection with such PRODUCT in the FIELD. For clarification, the license granted in this Section 2.1 shall include rights to make and sell PRODUCTS through an Original Equipment Manufacturer ("OEM") and under label other than CALYPTE's or its AFFILIATE's, with the exception that CALYPTE shall be prohibited from making and selling OEM products and products under labels of an EXCLUDED ENTITY.

         2.2 ABBOTT further hereby releases CALYPTE and its AFFILIATES, and its and their customers from any liability for any infringement of the LICENSED PATENTS arising from activities which occurred prior to the EFFECTIVE DATE.

         3.0 TERM.

                                       7

   Confidential treatment has been requested with respect to portions of this document.

         3.1 This Agreement shall become effective as of the EFFECTIVE DATE hereof and shall continue in effect until the last to expire of the LICENSED PATENTS.












                                       8

   Confidential treatment has been requested with respect to portions of this document.

         4.0 PAYMENT.

         4.1 In consideration for the sublicense and release granted hereunder, CALYPTE shall pay or cause to be paid to ABBOTT:

(a) [Confidential treatment has been requested with respect to this clause.]

(b) [Confidential treatment has been requested with respect to this clause.]

(c) [Confidential treatment has been requested with respect to this clause.]

(d) [Confidential treatment has been requested with respect to this clause.]

         4.2 It is expressly understood that more than one (1) LICENSED PATENT may issue in a country. However, in no event shall the total royalty for any PRODUCT made, used, or sold after the EFFECTIVE DATE exceed the amounts stated in Section 4.1(b) hereinabove, regardless of where such PRODUCT is made, used, or sold.

         4.3 CALYPTE's obligation to pay royalties under Section 4.1 on PRODUCT shall only extend to PRODUCT whose manufacture, sales or use at the time of its manufacture or sale is subject to an enforceable claim of a LICENSED PATENT. Thus, this obligation shall terminate with regard to activities undertaken by CALYPTE in a given country after the expiration or lapse of the LICENSED PATENTS with claims covering this activity in that country. If all the claims of LICENSED PATENTS covering the activities of CALYPTE in a given country shall be held unenforceable or invalid by the competent authorities in that country, then CALYPTE shall have no obligation with regard to such activities unless a decision not subject to appeal becomes final which reverses this determination with regard to at least one claim covering such activities during the period in which the patents were held invalid or unenforceable. If at least one (1) claim

                                       9

   Confidential treatment has been requested with respect to portions of this document.

covering such activities is decided valid and enforceable, CALYPTE will pay the appropriate royalties for such activities within sixty (60) days after ABBOTT notifies CALYPTE that such decision has become final.

                  Upon the written request of CALYPTE, ABBOTT shall promptly inform CALYPTE when any claim of a LICENSED PATENT expires, lapses or becomes subject to a final decision of invalidity or unenforceability.

         4.4 No royalty shall accrue or become due more than once for a PRODUCT.

         4.5 For all sales and royalty-bearing transfers and uses occurring on or subsequent to the EFFECTIVE DATE, CALYPTE shall provide written reports to ABBOTT within sixty (60) days after the end of each CALENDAR QUARTER, stating in each report for each different type of PRODUCT sold, OTHERWISE DISPOSED OF or given away as free samples or replacements during such CALENDAR QUARTER: (i) the number of PRODUCTS sold, (ii) the number of PRODUCTS OTHERWISE DISPOSED OF,
(iii) the number of PRODUCTS given away as free samples or replacements, (iv) the name or names of the analytes for which the PRODUCT is testing, and (v) the total of the NET SALES of PRODUCT sold.

         4.6 (a) Concurrently with the making of each report CALYPTE shall pay to ABBOTT all royalties due, in the amount specified in Section 4.1(b) and (c), on the PRODUCTS included in the report.

             (b) Any late payment shall bear interest at the rate of one percent (1%) per month.

         4.7 All payments shall be made hereunder in United States Dollars; provided, however, that if the proceeds of the sales upon which such royalty payments are based are received by CALYPTE in a foreign currency or other form that is not convertible or exportable in United States Dollars, CALYPTE shall pay such royalties in the currency of the country in which such sales were made by depositing such royalties in ABBOTT's name in a bank designated by ABBOTT in such country. Royalties in United States Dollars shall be computed by converting

                                       10

   Confidential treatment has been requested with respect to portions of this document.

the royalty in the currency of the country in which the sales were made in accordance with the procedures ordinarily used by CALYPTE in converting foreign currency sales in its normal business operations, which procedures shall be in accordance with generally accepted accounting principles.

         4.8 In the event that any taxes, withholding or otherwise, are levied by any taxing authority in connection with accrual or payment of any royalties payable to ABBOTT under this agreement, CALYPTE shall have the right to pay such taxes to the local tax authorities on behalf of ABBOTT and the payment to ABBOTT of the net amount due, after reduction by the amount of such taxes, shall fully satisfy CALYPTE's royalty obligations under this Agreement, provided that appropriate documentation of such tax payment, including evidence of payment and receipt or any other appropriate documentation, is provided to ABBOTT.

         4.9 All payments made hereunder shall be made to ABBOTT at the address set forth in Article 6.0 of this Agreement or at such changed address as ABBOTT shall specify by written notice.

         4.10 CALYPTE shall keep records sufficient in accordance with generally accepted accounting principles to permit verification of the reports and payments made to ABBOTT hereunder regarding all PRODUCT sold or OTHERWISE DISPOSED OF. Records relating to the NET SALES of a PRODUCT sold in any CALENDAR QUARTER after the EFFECTIVE DATE shall be available for inspection for two (2) years after the close of that CALENDAR QUARTER. At ABBOTT's expense and request and upon reasonable notice, CALYPTE shall permit such records to be examined by independent public accountants designated by ABBOTT and reasonably acceptable to CALYPTE. Such accountants shall report only the amount by which royalties have been overpaid or underpaid and shall make such report simultaneously to CALYPTE and ABBOTT. All information acquired in the course of such audits and inspections, except the amount of royalties due ABBOTT, shall be deemed confidential information of CALYPTE and shall not be disclosed to ABBOTT, and

                                       11

   Confidential treatment has been requested with respect to portions of this document.

the accountants shall execute a written undertaking with respect to such confidentiality prior to the commencement of any inspection. Such examination shall take place not more than once each year.

         4.11 In the event that an examination by ABBOTT of CALYPTE's records reveals an underpayment to ABBOTT, CALYPTE shall pay ABBOTT the deficiency, plus interest at a rate of one percent (1%) per month from the date the underpayment occurred, within sixty (60) days of receiving the report of said accountants. In the event that such underpayment amounts to ten percent (10%) or more of the total amount payable for the period examined, CALYPTE shall also reimburse ABBOTT for all reasonable out-of-pocket expenses of the examination.

         5.0 TRANSFERABILITY OF RIGHTS AND OBLIGATIONS.

         5.1 This Agreement and the sublicense granted under it may not be assigned or sold, wholly or in part, by CALYPTE without the express written consent of ABBOTT, except that CALYPTE may assign its rights and obligations hereunder in connection with any merger, reorganization, or consolidation with or into another entity, or any sale or transfer of any of its assets or business or to any other person or entity or a "change of control", as that term is defined in Section 1.1 of this Agreement with the prior written consent of ABBOTT. If CALYPTE desires to assign or sell this Agreement in an event that requires ABBOTT's express written consent and ABBOTT denies such consent, CALYPTE may, in its sole discretion, purchase the right from ABBOTT to make such assignment or sale for the sum of [confidential treatment has been requested with respect to this clause]. Notwithstanding the foregoing, CALYPTE shall, however, have the right to transfer its rights granted hereunder without the need for prior written consent from ABBOTT to any of its current shareholders or a private equity fund or an institutional investment fund or other such investor or investor group which may purchase an equity ownership position in CALYPTE such that a "change in control" as defined in Section 1.1 of this Agreement occurs. Such transfer of rights by CALYPTE to current shareholders or a private

                                       12

   Confidential treatment has been requested with respect to portions of this document.

equity fund or an institutional investment fund or other such investor or investor group shall be at no cost to CALYPTE and ABBOTT's consent shall not be required.

         5.2 ABBOTT may freely assign this Agreement in whole or in part and any or all of the rights to LICENSED PATENTS.

         5.3 This Agreement and each and every one of the terms and conditions thereof, shall inure to the benefit of and be binding upon the permitted successors and assignees of both parties.

         6.0 NOTICE.

         6.1 Any notice, payment, report, or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be mailed by certified mail or delivery by hand or overnight courier to the party to whom such correspondence is required or permitted to be given hereunder. If mailed, any such notice shall be deemed to have been given when received by the party to whom such correspondence is given, as evidenced by written and dated receipt of the receiving party.

         6.2 Alternatively, any correspondence provided for this Agreement shall be deemed sufficiently given by the party sending the correspondence when sent by facsimile to the party to whom the correspondence is addressed. A confirmation copy of the correspondence will be sent by Certified or Registered Mail. The date of the facsimile transmission will constitute the date of receipt of the correspondence if an acknowledgment of the receipt of the proper number of pages is obtained from the receiving instrument.

                  All correspondence to ABBOTT shall be addressed as follows:

                           ABBOTT LABORATORIES
                           Director, Global Licensing
                           Dept. 9RK, Bldg. AP6C
                           Diagnostics Division
                           100 Abbott Park Road
                           Abbott Park, Illinois  60064-6094
                           Fax No.:  847-937-6951

                                       1

   Confidential treatment has been requested with respect to portions of this document.

                  with a copy to:
                           ABBOTT LABORATORIES
                           Vice President, Domestic Legal
                           Dept. 322, Bldg. AP6D
                           100 Abbott Park Road
                           Abbott Park, Illinois  60064-6049
                           Fax No.:  847-938-1206

                  All correspondence to CALYPTE shall be addressed as follows:

                           CALYPTE BIOMEDICAL CORPORATION
                           5000 Hopyard Road, Suite 480
                           Pleasanton, California  94588
                           Attention:  Chief Financial Officer
                           Fax No.:  775-254-5118

                  Either party may change the address to which correspondence to it is to be addressed by written notification as provided for herein.

         7.0 TERMINATION.

         7.1 ABBOTT shall have the right to terminate this Agreement if CALYPTE has materially defaulted in the performance of any of its royalty payment obligations herein contained, and such default has not been cured within thirty
(30) days after written notice from ABBOTT affirming its intention to terminate. For clarification purposes, a breach of any representation or warranty contained in Article 9 shall be considered a material breach for the purposes of this
Section 7.1. CALYPTE shall have the right to complete the manufacture and distribution of PRODUCTS that have been partially manufactured as of the date of termination.

                                       14

   Confidential treatment has been requested with respect to portions of this document.

         7.2 In the event that CALYPTE shall be adjudicated bankrupt, go into liquidation, receivership or trusteeship, make a composition with its creditors or enter into any similar proceeding of the same nature, and such status or proceeding is not vacated or terminated within sixty (60) days after its commencement or institution, then ABBOTT shall have the right without liability therefor to terminate this Agreement forthwith by notice in writing to CALYPTE.

         7.3 CALYPTE shall have the right to terminate its sublicense by giving thirty (30) days advance written notice. CALYPTE shall be obligated for royalty payments under Section 4.1 for any PRODUCT sold or OTHERWISE DISPOSED OF during such thirty (30) day notice period.

         7.4 ABBOTT shall have the right to terminate this Agreement, on a country-by-country basis, if CALYPTE, after the Effective Date, institutes a suit, nullity action, opposition to grant, or other legal action seeking to invalidate the claims of a LICENSED PATENT in that country, or actively participates (other than by legal compulsion) in any of the foregoing. CALYPTE's payment obligations under Section 4.1(a) shall survive any termination of this Agreement by CALYPTE on or prior to December 31, 2005 and the cumulative total of any remaining installments shall become due within thirty (30) days of the effective date of such early termination.

         7.5 If there is a potential change of control of CALYPTE to any third party except an entity that has been an Affiliate of CALYPTE since the Effective Date, then CALYPTE shall promptly notify ABBOTT of such potential change of control, including the identity of the third party. For the purposes of this Agreement, a "change of control" shall mean as that term is defined in Section
1.1 of this Agreement.

         8.0 GOVERNING LAW.

         8.1 This Agreement shall be governed by, interpreted in accordance with and enforced under the laws of the State of Illinois, U.S.A. (regardless of its or any other jurisdiction's choice of law principles), or, as necessary, the laws of the United States of America or the laws of the appropriate foreign country if the issue is the scope or validity of the patent rights granted by that country.

                                       15

   Confidential treatment has been requested with respect to portions of this document.

         9.0 REPRESENTATIONS WARRANTIES AND LIMITATIONS.

         9.1 Nothing in this Agreement shall be construed as:

             (a) A warranty or representation by ABBOTT as to the validity or enforceability of any LICENSED PATENTS; or

             (b) A warranty or representation by ABBOTT that anything made, used, sold or OTHERWISE DISPOSED OF under the sublicense granted in this Agreement, is or will be free from infringement of patents or other rights of third parties; or

             (c) A requirement that ABBOTT shall file any patent application or secure any patent; or (d) An obligation of either party to bring or prosecute actions or suits against third parties for infringement of any patents; or


             (e) Conferring a right to use in advertising, publicity, or the like any name, tradename, or trademark of CALYPTE or ABBOTT; or

             (f) Granting by implication, estoppel or otherwise any licenses or rights under any letters patents and applications for letters patents other than under the LICENSED PATENTS; or

             (g) An obligation by ABBOTT to furnish know-how or any other technical information not disclosed in the LICENSED PATENTS.

         9.2 ABBOTT represents to CALYPTE that ABBOTT is the exclusive licensee of the LICENSED PATENTS and has the right to grant the sublicense hereunder.

         9.3 Each party represents and warrants that it has full authority to enter into and become bound by the terms and conditions of this Agreement and that its execution of this Agreement will not violate, contravene or be in conflict with any law, rule, by-law, article of incorporation, order, regulation or other agreement.

                                       16

   Confidential treatment has been requested with respect to portions of this document.

         9.4 CALYPTE  represents  and warrants  that its  cumulative  historical
sales  of  the  PRODUCTS  are  less  than  or  equal  to  one  million   dollars
($1,000,000.00) prior to the EFFECTIVE DATE.

         10.0 DISCLAIMER AND HOLD HARMLESS PROVISION.

         10.1 It is understood and agreed by and between the parties hereto that nothing contained in this Agreement shall constitute or be construed to constitute any undertaking, representation, suggestion, inducement, warranty, assurance or guarantee whatsoever by either party regarding the safety, quality, yield, production, cost, profit, saleability, licenseability, demand, utility, performance, availability of raw materials, or potential of accident or injury to person or property of PRODUCTS or any assay, product, material, service, process or apparatus related to PRODUCTS.

         10.2 CALYPTE expressly indemnifies and holds ABBOTT, its AFFILIATES, successors, and assigns and its officers, directors and employees harmless from and against any and all claims, liabilities, damages, costs, expenses, and/or actions of any kind whatsoever which arise from or are connected with the manufacture, use, lease, sale, or other disposition of PRODUCTS by CALYPTE or its AFFILIATES under the LICENSED PATENTS.

         10.3 Neither of the parties hereto shall be liable in damages or have the right to cancel for any delay or default in performing hereunder (other than delay or default in the payment of money) if such delay or default is caused by conditions beyond its control, including but not limited to Acts of God, governmental restrictions, continuing domestic or international problems such as war or insurrections, strikes, fires, flood, work stoppages, embargoes and/or other casualty or cause; provided, however, that any party hereto shall have the right to terminate this Agreement upon thirty (30) days prior written notice if the other party is unable to fulfill its obligations under this Agreement due to any of the above-mentioned causes and such inability continues for a period of six (6) months.

                                       17

   Confidential treatment has been requested with respect to portions of this document.

         11.0 CAPTIONS.

         11.1 The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

         12.0 SEVERABILITY.

         12.1  Should  any  part  or  provision   of  this   Agreement  be  held
unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

         13.0 WAIVER.

         13.1 No failure or delay on the part of a party in exercising any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right shall be deemed a waiver of any other right hereunder.

         14.0 SURVIVAL.

         14.1 The provisions of Articles 4, 8, 9 and 10 shall survive the termination or expiration of this Agreement and shall remain in full force and effect. Specifically, termination or expiration shall not affect, inter alia;

             (a) CALYPTE's obligation to pay royalties and supply reports for PRODUCT sold or OTHERWISE DISPOSED OF up to such termination or expiration as specified in Article 4 of this Agreement;

             (b) ABBOTT's right to receive or recover and CALYPTE's obligation to pay royalties accrued or accruable for payment at the time of any termination;

             (c) CALYPTE's obligation to maintain records pertaining to the NET SALES of PRODUCT sold or OTHERWISE DISPOSED OF prior to such termination or

                                       18

   Confidential treatment has been requested with respect to portions of this document.

expiration and ABBOTT's right to conduct a final examination of records in accordance with Section 4.10 of this Agreement within two (2) years of such termination or expiration; and

             (d) Licenses and releases running in favor of customers or transferees of either party in respect to PRODUCT sold or OTHERWISE DISPOSED OF prior to termination of this Agreement.

         14.2 The provisions of this Agreement which do not survive termination or expiration hereof (as the case may be) shall, nonetheless, be controlling on, and shall be used in construing and interpreting, the rights and obligations of the parties hereto with regard to any dispute, controversy or claim which may arise under, out of, in connection with, or relating to this Agreement.

         14.3 Notwithstanding the above, Article 18 (Confidentiality) shall survive and remain in full force and effect for a period of five (5) years from the effective date of termination.

         15.0 UNLICENSED COMPETITION.

         15.1 At the written request of CALYPTE, ABBOTT shall consider the enforcement of any LICENSED PATENT against a third party identified by CALYPTE as a potential infringing third party within the TERRITORY. ABBOTT shall take the steps that it deems reasonable in its sole commercial judgement to protect the LICENSED PATENTS. Nothing in this Agreement shall be construed as an obligation upon ABBOTT to enforce any LICENSED PATENT against any third party within the TERRITORY.

         16.0 ENTIRE AGREEMENT.

         16.1 This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof, and supersedes and terminates all prior agreements respecting the subject matter hereof, whether written or oral, and may be amended only by an instrument in writing executed by both parties hereto.

                                       19

   Confidential treatment has been requested with respect to portions of this document.

         17.0 DISPUTE RESOLUTION.

         17.1 The parties recognize that from time to time a dispute may arise relating to either party's rights or obligations under this Agreement. The parties agree that any such dispute shall be resolved by the Alternative Dispute Resolution ("ADR") provisions set forth in this Exhibit, the result of which shall be binding upon the parties.

                  To begin the ADR process, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their designees) of the affected subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to "days" in this ADR provision are to calendar days). If the matter has not been resolved within twenty-eight (28) days of the notice of dispute, or if the parties fail to meet within such twenty-eight (28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

         17.2 To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

         17.3 Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

             (a) The CPR shall submit to the parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or affiliates.

                                       20

   Confidential treatment has been requested with respect to portions of this document.

             (b) Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

             (c) Each party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

             (d) If the parties  collectively  have identified  fewer than three
(3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the parties collectively have identified three
(3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in Sections 17.3(a) - 17.3(d) shall be repeated.

         17.4 No earlier  than  twenty-eight  (28) days or later than  fifty-six
(56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location agreed upon by the parties [provided that if ABBOTT initiates the ADR then the venue shall be in SUBLICENSEE's country/state and if SUBLICENSEE initiates the ADR then the venue shall be in the Illinois/USA]. If the parties cannot agree, the neutral shall designate a location other than the principal place of business of either party or any of their subsidiaries or affiliates.

                                       21

   Confidential treatment has been requested with respect to portions of this document.

         17.5 At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral:

             (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

             (b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

             (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue;

             (d) a brief in support of such party's proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

             Except as expressly set forth in Sections 17.5(a) - 17.5(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

         17.6 The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

             (a) Each party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each party has had the five (5) hours to which it is entitled.

             (b) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument.

                                       22

   Confidential treatment has been requested with respect to portions of this document.

Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

             (c) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

             (d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

             (e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

         17.7 Within seven (7) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

         17.8 The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one party's proposed rulings and remedies on some issues and the other party's proposed rulings and remedies on other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

         17.9 The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

                                       23

   Confidential treatment has been requested with respect to portions of this document.

             (a) If the neutral rules in favor of one party on all disputed issues in the ADR, the losing party shall pay 100% of such fees and expenses.

             (b) If the neutral rules in favor of one party on some issues and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

         17.10 The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

         17.11 Except as provided in Article 17 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

         17.12 The ADR proceedings shall be conducted in the English language.

         17.13 Notwithstanding any of the above, this Article 17 shall not apply to, and no ADR proceeding shall deal with, disputes relating to the issues of the validity and/or enforceability of any of the LICENSED PATENTS.

         18.0 CONFIDENTIALITY.

         18.1 This Agreement, its terms, and any information provided by a party hereto pursuant to this Agreement, shall be kept in strictest confidence by the parties hereto except that the parties hereto may disclose the terms of the

                                       24

   Confidential treatment has been requested with respect to portions of this document.

Agreement as required by law, to prospective purchasers of the business relating to PRODUCTS; provided that any such persons to whom disclosure is permitted have agreed to keep such terms confidential. Except as provided above, no party hereto shall provide this Agreement or any of its terms to any person or entity not a party hereto. Notwithstanding any of the above, the parties hereto may disclose publicly that ABBOTT has granted and SUBLICENSEE has accepted a non-exclusive right and sublicense under the LICENSED PATENTS and such other terms of the Agreement as that party deems necessary to comply with SEC and applicable stock exchange disclosure rules.

          18.2 Notwithstanding Section 18.1, if either of the parties hereto is required (by deposition, questions, interrogatories, requests for information or documents as required by or in any legal proceedings, subpoenas, civil investigative demands, or any other similar compulsory Processes) to disclose any of the terms of this Agreement, each party so required shall provide the other party with prompt written notice of any such request or requirement so that such other party may seek a protective order or other appropriate remedy or waive compliance with the provisions of Section 18.1 of this Agreement.

         18.3 Notwithstanding the foregoing, neither of the parties shall be prohibited from disclosing the terms of this Agreement in a Quarterly Report on Form 10-Q or Annual Report on Form 10-K, if upon the advice of legal counsel, such disclosure is required by the rules and regulations of the Securities and Exchange Commission, including but not limited to Regulations S-K and S-X.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized to be effective as of the EFFECTIVE DATE.

                                       25

   Confidential treatment has been requested with respect to portions of this document.

Calypte Biomedical Corporation

By: /s/ Richard D. Brounstein
   ---------------------------------------

Name:  Richard D. Brounstein
     -------------------------------------

Title:  EVP & CFO
      ------------------------------------

Date:  6/28/04
     -------------------------------------




ABBOTT LABORATORIES

By:  /s/ Joseph M. Nemmers Jr.
     -------------------------------
     Joseph M. Nemmers Jr.
     Sr. Vice President, Diagnostic Operations
     President, Abbott Diagnostics Division

Date:  6/21/04
     -------------------------------


                                       26

   Confidential treatment has been requested with respect to portions of this document.

                                   APPENDIX A

U.S. Patent No. 5,073,484 -- Issued December 17, 1991
U.S. Patent No. 5,654,162 -- Issued August 5, 1997
U.S. Patent No. 6,020,147 -- Issued February 1, 2000

Foreign counterparts:

         Country                    Pat./Appln. No.          Issue/Filing Date
         -------                    ---------------          -----------------
         Australia                  121983                   03/09/83
         Belgium                    88636                    03/09/83
         Germany                    88636                    03/09/83
         France                     88636                    03/09/83
         United Kingdom             88636                    03/09/83
         Israel                     68082                    04/01/87
         Italy                      88636                    03/09/83
         Japan                      1952845                  07/28/95
         Japan                      2139664                  12/25/98
         Japan                      2913281                  04/16/99
         Luxembourg                 88636                    03/09/83
         South Africa               831617                   03/28/84





                                       27

   Confidential treatment has been requested with respect to portions of this document.